Exhibit 4.3

STRICTLY PERSONAL AND CONFIDENTIAL

Mr P J Cescau

28 June 2005

Your overall employment reward package effective 1st April 2005

The Remuneration Committee has endorsed the reward approach for the Unilever Executive and has now approved your individual package. I am pleased to confirm the details of your reward package as from 1st April 2005.

Your reward package has been competitively benchmarked, is aligned with the best practices in corporate governance and meets our shareholder requirements.

Your financial reward package consists of the following elements:

•	Base salary
•	Variable Pay
•	Long-Term Incentives
•	Perquisites and local benefits
•	Pension arrangement

Base Salary

Effective 1st April 2005 your annual base salary will be £ 935,000. This means an increase of 10%. The salary will continue to be paid as follows:

•	70 % will be payable in the UK by Unilever PLC
•	the remaining 30% will be payable in the Netherlands by Unilever NV.

Variable Pay

Depending on your individual performance and the performance of Unilever against agreed targets, your annual variable pay for 2005 will range between 0% and 150% of your base salary One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

Up to 100% of your annual bonus will be based on achievement of Unilever’s 2005 business results targets. The remaining 50% will be based upon achievement of your personal (QoR) targets.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

The Business targets for 2005 approved by the Remuneration Committee are as follows:

	Threshold	Annual Plan (Par)	Outstanding

Growth (USG)	2%	2.5%	3.5%
Profit (TC in € mln)	3324	3462	3600

Trading Contribution
The Threshold for TC in 2005 is €3324mln and the payout increases proportionally from 0% to 40% when the Outstanding target of €3600mln in 2005 is achieved.

Underlying Sales Growth
Delivering Threshold performance in 2005 (2%) will result in a payout of 12.5%, delivering the Annual Plan 2005 (2.5%) will result in a payout of 25% and reaching or exceeding the Outstanding USG target of 3.5% in 2005 would result in a payout of 50%.

Personal Targets (QoR)
Up to 50% of the annual bonus will depend on delivering the agreed personal and team objectives as per the attached grid.

Long-Term Incentives

Long-Term Incentives are an important way of rewarding our success in creating sustainable growth for Unilever and creating value for shareholders.

Our Long-term incentives consists of three elements:

•	GPSP – the plan and its performance targets are aligned with our strategic priorities. The performance targets are based on USG and FCF.
•	TSR/LTIP – aligned with shareholder return within a competitive ranking.
•	Matching Shares – alignment with shareholders’ interest and to help each of us build the required Unilever share ownership.

Global Performance Share Plan
Under the new Global Performance Share Plan you will be awarded 3,000 NV shares and 20,000 PLC shares, both on a conditional basis. The face value of this award in 2005 is approximately €3450,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets. The targets are outlined in the attached GPSP grid.

TSR LTIP Plan
Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to 800,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies. The list of companies in our competitive set is attached.

Matching Shares
As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary.

Perquisites and benefits
Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension
You will continue to be covered via the Director’s Pension letter.

We have been working together as a Team for some months now. We have said publicly and reinforced privately that this is a powerful group of individuals. We look forward to becoming the kind of team that will take full advantage of our collective strengths.

I am proud to have the privilege to serve with you.

With kind regards,

/s/ Antony Burgmans

Antony Burgmans

END

STRICTLY PERSONAL AND CONFIDENTIAL

Mr R H P Markham

28 June 2005

Your overall employment reward package effective 1st Jan 2005

The Remuneration Committee has endorsed the reward approach for the Unilever Executive and has now approved your individual package. We are pleased to confirm the details of your reward package as from 1st Jan 2005.

Your reward package has been competitively benchmarked, is aligned with the best practices in corporate governance and meets our shareholder requirements.

Your financial reward package consists of the following elements:

•	Base salary
•	Variable Pay
•	Long-Term Incentives
•	Perquisites and local benefits
•	Pension arrangement

Base Salary

Effective 1st Jan 2005 your annual base salary will be £ 645,000. This means an increase of 5%. The salary will continue to be paid as follows:

•	Unilever NV will pay € 100,000 in the Netherlands. This sum will be subject to Dutch wages tax and income tax. To avoid double taxation a tax credit for this sum will be claimed in the UK.
•	The balance will be payable in the UK by Unilever PLC. This sum will be subject to UK PAYE tax.

Variable Pay

Depending on your individual performance and the performance of Unilever against agreed targets, your annual variable pay for 2005 will range between 0% and 100% of your base salary One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

Up to 80% of your annual bonus will be based on achievement of Unilever’s 2005 business results targets. The remaining 20% will be based upon achievement of your personal (QoR) targets.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Long-Term Incentives

Long-Term Incentives are an important way of rewarding our success in creating sustainable growth for Unilever and creating value for shareholders.

Our Long-term incentives consists of three elements:

•	GPSP – the plan and its performance targets are aligned with our strategic priorities. The performance targets are based on USG and FCF.
•	TSR/LTIP – aligned with shareholder return within a competitive ranking.
•	Matching Shares – alignment with shareholders’ interest and to help each of us build the required Unilever share ownership.

Global Performance Share Plan
Under the new Global Performance Share Plan you will be awarded 2,000 NV shares and 13,500 PLC shares, both on a conditional basis. The face value of this award in 2005 is approximately €230,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets. The targets are outlined in the attached GPSP grid.

TSR LTIP Plan
Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €500,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies. The list of companies in our competitive set is attached.

Matching Shares
As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary.

Perquisites and benefits
Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension
You will continue to be covered via the Director’s Pension letter.

We have been working together as a Team for some months now. We have said publicly and reinforced privately that this is a powerful group of individuals. We look forward to becoming the kind of team that will take full advantage of our collective strengths. We realise it has taken a while to get this package to you but the process with the Remuneration Committee was necessary to get their full buy-in and support. Thank you for your patience.

We are proud to have the privilege to serve with you.

With kind regards,

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END

STRICTLY PERSONAL AND CONFIDENTIAL

Mr C J van der Graaf

28 June 2005

Your overall employment reward package effective 1st April 2005

The Remuneration Committee has endorsed the reward approach for the Unilever Executive and has now approved your individual package. We are pleased to confirm the details of your reward package as from 1st April 2005.

Your reward package has been competitively benchmarked, is aligned with the best practices in corporate governance and meets our shareholder requirements.

Your financial reward package consists of the following elements:

•	Base salary
•	Variable Pay
•	Long-Term Incentives
•	Perquisites and local benefits
•	Pension arrangement

Base Salary

Effective 1st April 2005 your annual base salary will be € 760,000. This means an increase of 5%. The salary will continue to be paid as follows:

•	Unilever PLC will pay GBP 65,000 in the UK. This sum will be subject to UK PAYE tax. To avoid double taxation you will receive a reduction under the Netherlands – UK tax treaty.
•	The balance will be payable in the Netherlands by Unilever NV. This sum will be subject to Dutch wages and income tax.

Variable Pay

Depending on your individual performance and the performance of Unilever against agreed targets, your annual variable pay for 2005 will range between 0% and 100% of your base salary One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

Up to 80% of your annual bonus will be based on achievement of Unilever’s 2005 business results targets. The remaining 20% will be based upon achievement of your personal (QoR) targets.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Long-Term Incentives

Long-Term Incentives are an important way of rewarding our success in creating sustainable growth for Unilever and creating value for shareholders.

Our Long-term incentives consists of three elements:

•	GPSP – the plan and its performance targets are aligned with our strategic priorities. The performance targets are based on USG and FCF.
•	TSR/LTIP – aligned with shareholder return within a competitive ranking.
•	Matching Shares – alignment with shareholders’ interest and to help each of us build the required Unilever share ownership.

Global Performance Share Plan
Under the new Global Performance Share Plan you will be awarded 2,000 NV shares and 13,500 PLC shares, both on a conditional basis. The face value of this award in 2005 is approximately €230,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets. The targets are outlined in the attached GPSP grid.

TSR LTIP Plan
Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €500,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies. The list of companies in our competitive set is attached.

Matching Shares
As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

Perquisites and benefits
Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension
You will continue to be covered via the Director’s Pension letter.

We have been working together as a Team for some months now. We have said publicly and reinforced privately that this is a powerful group of individuals. We look forward to becoming the kind of team that will take full advantage of our collective strengths. We realise it has taken a while to get this package to you but the process with the Remuneration Committee was necessary to get their full buy-in and support. Thank you for your patience.

We are proud to have the privilege to serve with you.

With kind regards,

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END

STRICTLY PERSONAL AND CONFIDENTIAL

Mr R D Kugler

28 June 2005

Your overall employment reward package effective 1st April 2005

The Remuneration Committee has endorsed the reward approach for the Unilever Executive and has now approved your individual package. We are pleased to confirm the details of your reward package as from 1st April 2005.

Your overall employment terms & conditions are comprised of two main components:

•	Financial reward elements and pension arrangements as outlined in this letter.
•	Service contract that will be outlined in a separate letter.

This letter concerns only the first of these components. The resulting contract will only be complete on signature by yourself for both components, the balance of which are in the course of preparation and will be forwarded to you following approval by the Remuneration Committee for signature.

Your reward package has been competitively benchmarked, is aligned with the best practices in corporate governance and meets our shareholder requirements.

Your financial reward package consists of the following elements:

•	Base salary
•	Variable Pay
•	Long-Term Incentives
•	Perquisites and local benefits
•	Pension arrangement

Base Salary

Effective 1st April 2005 your annual base salary will be GBP 570,000.
This means an increase of 31% which includes 10% to address the fact that your pensionable salary no longer includes the variable pay element.

The salary will be paid as follows:

•	Unilever NV will pay € 100,000 in the Netherlands. This sum will be subject to Dutch wages tax and income tax. To avoid double taxation a tax credit for this sum will be claimed in the UK.
•	The balance will be payable in the UK by Unilever PLC. This sum will be subject to UK PAYE tax.

Variable Pay

Depending on your individual performance and the performance of Unilever against agreed targets, your annual variable pay for 2005 will range between 0% and 100% of your base salary One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

Up to 80% of your annual bonus will be based on achievement of Unilever’s 2005 business results targets. The remaining 20% will be based upon achievement of your personal (QoR) targets.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Long-Term Incentives

Long-Term Incentives are an important way of rewarding our success in creating sustainable growth for Unilever and creating value for shareholders.

Our Long-term incentives consists of three elements:

•	GPSP – the plan and its performance targets are aligned with our strategic priorities. The performance targets are based on USG and FCF.
•	TSR/LTIP – aligned with shareholder return within a competitive ranking.
•	Matching Shares – alignment with shareholders’ interest and to help each of us build the required Unilever share ownership.

Global Performance Share Plan
Under the new Global Performance Share Plan you will be awarded 2,000 NV shares and 13,500 PLC shares, both on a conditional basis. The face value of this award in 2005 is approximately €230,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets. The targets are outlined in the attached GPSP grid.

TSR LTIP Plan
Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €500,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies. The list of companies in our competitive set is attached.

Matching Shares
As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

Perquisites and benefits
Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension
You will continue to remain a member of the Unilever UK Pension fund. As set out under base salary, your pensionable salary will no longer include the variable pay element.

We have been working together as a Team for some months now. We have said publicly and reinforced privately that this is a powerful group of individuals. We look forward to becoming the kind of team that will take full advantage of our collective strengths. We realise it has taken a while to get this package to you but the process with the Remuneration Committee was necessary to get their full buy-in and support. Thank you for your patience.

We are proud to have the privilege to serve with you.

With kind regards,

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END